POWER OF ATTORNEY
	Know all by these presents, that the undersigned     Dianna F.
Morgan     hereby constitutes and appoints each of Michael P.
McMasters and Beth W. Cooper signing singly, as the true and lawful agent of the undersigned and attorney-in-fact to:
	(1) complete and execute for and on behalf of the undersigned the Forms 3, 4 and 5, and any necessary amendments thereto, required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; by reason of the status of the undersigned as a director of Chesapeake
Utilities Corporation (the ?Company?);
	(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, and any necessary amendments thereto, and file the same with the United States Securities and Exchange Commission and with any stock exchange with which such forms are required to be filed; and
	(3) take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such agent and attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.
      The undersigned hereby grants to each such agent and attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such agent and attorney-in-fact, or such substitute or substitutes of the agent and attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing agents and attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any responsibilities of the undersigned to comply with Section
16(a) of the Securities Exchange Act of 1934, as amended.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the holdings of the undersigned and transactions in securities of the Company, or until earlier revoked by the undersigned in a signed writing delivered to the foregoing agents and attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of September 2008.
/s/Dianna F. Morgan	________________________________
Dianna F. Morgan	Notary Public
	My Commission Expires:_______